UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2019, The McClatchy Company (the “Company”) received a notice from the NYSE American LLC (the “NYSE American”) notifying it that the Company is not in compliance with the stockholders’ equity requirements set forth in Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide. The Company reported stockholders’ equity deficit of $372.5 million as of June 30, 2019 and net losses in each of the four most recent fiscal years ended December 30, 2018. The relevant continued listing standards are as follows:

•         Stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years (Section 1003(a)(i)); and

•         Stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (Section 1003(a)(ii)).

However, NYSE American will not normally consider suspending dealings in, or removing from the list, the securities of an issuer which is below the continued listing standards set forth in Sections 1003(a)(i)-(iii) of the NYSE American Company Guide if the issuer meets certain other standards, including (i) total value of market capitalization of at least $50 million, or total assets and revenues of $50 million, each in the last fiscal year or in two of the last three fiscal years, and (ii) at least 1,100,000 shares publicly held, a market value of publicly held shares (as defined by NYSE American) of at least $15 million and 400 round lot shareholders.

The Company intends to submit a plan to NYSE American by October 9, 2019, advising how the Company plans to regain compliance with the continued listing standards by March 9, 2021. NYSE American will review the Company’s plan and, within 45 days, make a determination as to whether the Company has made a reasonable demonstration of its ability to come into conformity with the continued listing standards of NYSE American within the required cure period. If the Company’s plan is not submitted on a timely basis or is not accepted, NYSE American will initiate delisting proceedings. If NYSE American accepts the Company’s plan, the Company’s common stock will continue to be listed and traded on NYSE American during the cure period, subject to the Company’s compliance with the plan and other continued listing standards.  NYSE American will review the Company on a quarterly basis to confirm compliance with the plan.

The NYSE American notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt agreements. The Company’s common stock will continue to trade on NYSE American under the symbol “MNI,” with the added designation of “.BC” to indicate that the Company is not in compliance with NYSE American’s continued listing standards.

Item 8.01	Other Events.

On September 13, 2019, the Company issued a press release announcing that it received a notice of noncompliance from NYSE American. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 13, 2019		The McClatchy Company

	By:	/s/R. Elaine Lintecum
By: R. Elaine Lintecum Chief Financial Officer